                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Philadelphia Consolidated Holding Corp. on Forms S-8 (File Nos. 33-96604, 333-29643, and 333-29647) of our reports dated February 6, 1998 on our audits of the consolidated financial statements and financial statement schedules of Philadelphia Consolidated Holding Corp. and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.




/S/ COOPERS & LYBRAND L.L.P.
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    COOPERS & LYBRAND L.L.P.



2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 10, 1998